Exhibit 99.2

EL DORADO REFINERY OPERATIONAL UPDATE

BRENTWOOD, Tenn. May 18, 2011 — Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today provided an update on the status of operations at its El Dorado, Arkansas refinery.

Due to recent flooding along the Mississippi River, a pipeline operator has temporarily suspended crude oil shipments on a pipeline system that supplies significant amounts of crude oil to the El Dorado refinery (the “Crude Pipeline”).

Since May 8, 2011, the Company has reduced total throughputs at the El Dorado refinery to approximately 60,000 barrels per day. The Company has identified alternative sources of crude oil to partially replace crude shipments previously supplied by the Crude Pipeline. These alternative sources of supply include crude oil shipped through other pipeline systems, crude oil sourced from the Company’s local crude oil gathering system, as well as crude oil trucked from other regional supply centers.

Delek US anticipates total throughputs at the El Dorado refinery will be between 50,000 to 65,000 barrels per day until the Crude Pipeline resumes normal operation.

Operations at the Company’s Tyler, Texas refinery are unaffected by the current flooding along the Mississippi River.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified downstream energy business focused on petroleum refining, the wholesale distribution of refined products and convenience store retailing. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 140,000 barrels per day. The marketing and supply segment markets refined products through a series of owned and third-party product terminals and pipelines. The retail segment supplies fuels and merchandise through a network of approximately 400 company-operated convenience store locations operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: management’s ability to execute its strategy through acquisitions and transactional risks in acquisitions; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

U.S. Investor / Media Relations Contact:
Noel Ryan III
Director — Head of Investor Relations & Corporate Communications
Delek US Holdings, Inc.
615-435-1356 (Direct)

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